UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 12, 2005 (December 9, 2005)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On December 9, 2005, the Board of Directors (the ‘‘Board’’) of MortgageIT Holdings, Inc. (the ‘‘Company’’) appointed John K. Darr to the Board. Mr. Darr will serve on the Audit Committee of the Board. There is no arrangement or understanding between Mr. Darr and any other persons pursuant to which Mr. Darr was selected as a director. There have been no transactions between Mr. Darr and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Darr’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.    Other Events.

On December 12, 2005, the Company issued a press release announcing that the Board declared a cash dividend of $0.48 per share of common stock for the fourth quarter of 2005. The dividend is payable on January 13, 2006, to stockholders of record as of December 30, 2005. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.2 and incorporated herein by reference.

* * * *

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated December 9, 2005.
99.2	Press Release dated December 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ Andy Occhino
Andy Occhino Secretary

Date: December 12, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 12, 2005 (December 9, 2005)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2005.
99.2	Press Release dated December 12, 2005.